Exhibit 99.1

Eve Air Mobility Announces $94M New Equity to Support eVTOL Development

   New capital financing includes equity injection participation from large strategic industrial companies and diversified investors
   Net proceeds, along with existing cash and long-term credit lines, position company for future success

MELBOURNE, Fla. – July 1 2024 – Eve Air Mobility ("Eve") (NYSE: EVEX; EVEXW), a global electric vertical take-off and landing (eVTOL) aircraft manufacturer and services provider, has announced $94M in new equity financing from multiple investors. The funding, which includes the issuance of new shares of common stock and warrants, includes participation from a diverse group of global industrial companies that include Embraer, Nidec and additional financial investors. The new funding strongly positions the company for future success and will support the continued development and manufacturing of the company’s eVTOL.

“We appreciate the confidence that these investors are placing in Eve. The new equity, along with existing cash and credit lines, ensures Eve is well positioned as we continue to build momentum and advance in the development and manufacturing of our eVTOL,” said Eduardo Couto, chief financial officer at Eve Air Mobility. “With the industry’s largest pre-order book with letters of intent for 2,900 aircraft and strong program development partners, Eve has continued to demonstrate the opportunity that our company presents for both strategic and financial investors.”

The Company entered into agreements, dated as of June 28, 2024, for the issuance and sale of 23,500,000 new shares of the Company’s common stock at a purchase price of $4.00 per share, the exchange of certain warrants for shares of common stock, and the granting of warrants to certain investors. The private placement is expected to result in gross proceeds to Eve of $94 million, before deducting other offering expenses.

The equity funding is expected to close over the coming weeks, subject to the satisfaction of customary closing conditions. Additional details regarding the equity funding is included in a Form 8-K filed by Eve with the Securities and Exchange Commission (“SEC”).

Eve’s eVTOL aircraft utilizes eight dedicated propellers for vertical flight and fixed wings to fly in cruise, with no change in the position of these components during flight. The concept includes an electric pusher powered by dual electric motors that provide propulsion redundancy with the goal of ensuring the highest levels of performance and safety. While offering numerous advantages including lower cost of operation, fewer parts, optimized structures and systems, it has been developed to offer efficient thrust with low noise.

The company is completing assembly of its first full-scale eVTOL prototype which will be followed by a test campaign. Concurrently, Eve continues to develop a comprehensive portfolio of agnostic services and operations solutions, including Vector, a unique Urban Air Traffic Management software to optimize and scale Advanced Air Mobility operations worldwide.

The Company has engaged Bradesco BBI as its exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor.

The securities being sold in the equity financing have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.  The Company has agreed to file a registration statement with the SEC covering the resale of the Shares and the shares underlying the Warrants issuable in connection with the Private Placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities.

Image: https://eve.imagerelay.com/share/716f968f68a64c62894a7afc3ff7df22

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About Eve

Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer S.A.’s more than 50-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, a comprehensive global services and support network and a unique air traffic management solution. Since May 10, 2022, Eve has been listed on the New York Stock Exchange, where its shares of common stock and public warrants trade under the tickers “EVEX” and “EVEXW.” For more information, please visit www.eveairmobility.com.

Contacts:

Media: media@eveairmobility.com

Investors: investors@eveairmobility.com

Forward-Looking Statement Disclosure

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words or expressions. All statements, other than statements of historical facts, are forward-looking statements, including, but not limited to, statements about the company’s plans, objectives, expectations, outlooks, projections, intentions, estimates, and other statements of future events or conditions, including with respect to all companies or entities named within. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the company’s most recent Annual Report on Form 10-K, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of the company’s most recent Quarterly Report on Form 10-Q, and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements. other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.